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EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-11 of our report dated March 29, 2006, relating to the consolidated financial statements of Behringer Harvard REIT I, Inc. and subsidiaries (the "Company"), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 29, 2006 relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
April 7, 2006

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  EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM